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                                                                Exhibit h (18)




                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101


                               September 27, 2001


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101


Ladies and Gentlemen:

         This will confirm our agreement that the expense limitation letter agreement between us dated May 18, 2001 is hereby amended to add Class R shares to the following Funds:

                                Worldwide Growth
                         International Small Cap Growth
                                  Global Select
                                  Latin America
                                   Pacific Rim

         The full list of Funds covered by the Agreement and the expense limitations with respect to each such Fund are as set forth in Exhibit A hereto. In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.


                                   Very truly yours,


                                   /s/ Deborah A. Wussow
                                   ----------------------
                                   Deborah A. Wussow
                                   Assistant Secretary



AGREED:
Nicholas-Applegate Capital Management


By:   /s/ Charles H. Field, Jr.
      -------------------------
      Charles H. Field, Jr.
      Deputy General Counsel

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                               EXPENSE LIMITATIONS


Small Cap Growth                    Class I                   1.25%
                                    Class R                   1.50%

Mid Cap Growth                      Class I                   1.00%
                                    Class R                   1.25%

Large Cap Growth                    Class I                   1.00%
                                    Class R                   1.25%

Value                               Class I                   1.00%
                                    Class R                   1.25%

Emerging Countries                  Class I                   1.65%
                                    Class R                   1.90%

International Core Growth           Class I                   1.40%
                                    Class R                   1.65%

High Quality Bond                   Class I                   0.45%
                                    Class R                   0.70%

Mini Cap Growth                     Class I                   1.56%

Global Technology                   Class I                   1.40%

International Small Cap             Class I                   1.40%
                                    Class R                   1.65%

Worldwide Growth                    Class I                   1.35%
                                    Class R                   1.60%

Latin America                       Class I                   1.65%
                                    Class R                   1.90%

Pacific Rim                         Class I                   1.40%
                                    Class R                   1.65%

Convertible                         Class I                   1.00%

Global Select                       Class I                   1.20%
                                    Class R                   1.45%

Global Health Care                  Class I                   1.40%

High Yield Bond                     Class I                   0.75%
                                    Class R                   1.00%

International Structured            Class I                   1.25%

Small Cap Value                     Class I                   1.30%